Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-148594) of Zynex, Inc. of our report dated March 28, 2011, which appears on page F-2 of this annual report on Form 10-K for the year ended December 31, 2010.

/s/ GHP Horwath, P.C.
GHP Horwath, P.C.

Denver, Colorado

March 28, 2011